Exhibit 99.2

QTS Realty Trust, Inc.

**Supplemental Information for the Quarter Ending June 30, 2014**

1 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and difficulties completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties and operations; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

2 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Company Profile

QTS by the NUMBERS

When it comes to data, we're more than 1s and 0s. We're a leading coast-to-coast data center solutions innovator powered by people and fueled by technology.

OUR FACILITIES: 12 LOCATIONS ACROSS AMERICA

SACRAMENTO
SANTA CLARA
WICHITA
OVERLAND PARK
DALLAS-FORT WORTH
CHICAGO
PRINCETON
JERSEY CITY
RICHMOND
ATLANTA
SUWANEE
MIAMI

Icon denotes QTS Mega Data Center locations

THE QTS DIFFERENCE

- UNIQUE PRODUCT & SERVICE PLATFORM QTS 3Cs
- STATE-OF-THE-ART MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- COAST-TO-COAST LOCATIONS & CONNECTIVITY
- PREMIUM CUSTOMER EXPERIENCE

INTEGRATED CONTROL FRAMEWORK WITH **1000+** COMPLIANCE REQUIREMENTS

POWER

500 MEGAWATTS of GROSS UTILITY POWER

BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION

SPACE

4.7M GROSS SQUARE FEET

2.1M SQ FT OF RAISED FLOOR

INTERCONNECTIVITY

6 CORE NETWORK PRODUCTS

OVER 12,000 INTERCONNECTIONS

EASY ACCESS TO OVER 500 SERVICE PROVIDERS

800+ CUSTOMERS FROM DIVERSE INDUSTRIES

40%+ Annualized rent from customers that use more than one 3C product

PRODUCT BREADTH AND CONNECTIVITY SUPPORTS CUSTOMER RETENTION AND EXPANSION

- C1 > Custom Data Centers
- C2 > Colocation
- C3 > Cloud & Managed Services

DATA CENTERS POWERED BY PEOPLE

Your 24x7x365 Power Supply

450 QTS EXPERTS

On call and on the job nationwide.

FIVE NINES UPTIME

99.999% Reliability

OUR TIMELINE

- 2003 — Predecessor launched data center operations
- 2005 — QTS predecessor formally established with acquisition of Atlanta-Suwanee facility
- 2006-2008 — **National platform** achieved with acquisition of four facilities
- 2009 — General Atlantic, LLC invests in QTS; REIT-compliant operations begin
- 2010 — Acquisition of Richmond facility; QTS **Cloud** offering commercially introduced
- 2010-2012 — Executed on growth strategy by leveraging platform and continued redevelopment of existing facilities
- 2012-2013 — Acquisition of Sacramento and Dallas facilities
- 2013 — **Fully integrated platform** uniquely positioned to capitalize on market opportunities
- 2014 — Expands mega data center footprint and establishes strategic partnership with Atos via Princeton acquisition
- 2014 — QTS enters top Tier 1 market with **Chicago acquisiton**

Data provided as of June 30, 2014

3 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

The following financial data as of June 30, 2014 and December 31, 2013 is that of the Company.

	June 30, 2014	December 31, 2013
ASSETS
Real Estate Assets
Land	$48,576	$30,601
Buildings and improvements	829,057	728,230
Less: Accumulated depreciation	(157,202)	(137,725)

	720,431	621,106

Construction in progress	183,516	146,904

Real Estate Assets, net	903,947	768,010

Cash and cash equivalents	7,489	5,210
Rents and other receivables, net	12,574	14,434
Acquired intangibles, net	19,554	5,396
Deferred costs, net (1)	23,076	19,150
Prepaid expenses	4,298	1,797
Other assets, net (2)	19,989	17,359

TOTAL ASSETS	$990,927	$831,356

LIABILITIES
Mortgage notes payable	$87,739	$88,839
Unsecured credit facility	439,000	256,500
Capital lease obligations	4,441	2,538
Accounts payable and accrued liabilities	47,584	63,204
Dividends payable	10,657	8,965
Advance rents, security deposits and other liabilities	3,197	3,261
Deferred income	8,177	7,892
Derivative liability	159	453

TOTAL LIABILITIES	600,954	431,652

EQUITY
Common stock, $0.01 par value, 450,133,000 shares authorized, 29,016,774 and 28,972,774 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	290	289
Additional paid-in capital	320,390	318,834
Accumulated other comprehensive loss	(124)	(357)
Accumulated deficit	(13,341)	(3,799)

Total stockholders’ equity	307,215	314,967
Noncontrolling interests	82,758	84,737

TOTAL EQUITY	389,973	399,704

TOTAL LIABILITIES AND EQUITY	$990,927	$831,356

(1)	As of June 30, 2014 and December 31, 2013, deferred costs, net, included $6.9 million and $7.3 million of deferred financing costs, respectively, and $16.2 million and $11.9 million of deferred leasing costs, respectively.
(2)	As of June 30, 2014 and December 31, 2013, other assets, net, primarily included $16.6 million and $14.2 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and corporate software related assets.

4 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands)

The following financial data for the three and six months ended June 30, 2014 and three months ended March 31, 2014 is that of the Company. The following financial data for the three and six months ended June 30, 2013 is that of its Predecessor.

	Three Months Ended (unaudited)			Six months ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
Revenues:
Rental	$41,966	$40,579	$34,783	$82,545	$68,589
Recoveries from customers	3,852	3,691	3,456	7,543	6,322
Cloud and managed services	4,970	4,231	4,325	9,201	8,435
Other (1)	550	442	376	992	1,092

Total revenues	51,338	48,943	42,940	100,281	84,438

Operating expenses:
Property operating costs	16,529	16,223	14,884	32,752	29,292
Real estate taxes and insurance	1,118	1,218	1,090	2,336	2,203
Depreciation and amortization	13,817	13,247	11,246	27,064	22,061
General and administrative (2)	11,473	10,778	9,696	22,251	19,290
Restructuring (3)	1,046	—	—	1,046	—
Transaction costs (4)	1,089	64	—	1,153	—

Total operating expenses	45,072	41,530	36,916	86,602	72,846

Operating income	6,266	7,413	6,024	13,679	11,592

Other income and expense:
Interest income	—	8	7	8	13
Interest expense	(2,208)	(2,065)	(5,084)	(4,273)	(11,634)
Other income (expense), net (5)	(110)	—	(2,179)	(110)	(3,277)

Income (loss) before taxes	3,948	5,356	(1,232)	9,304	(3,306)
Tax expense of taxable REIT subsidiaries	(27)	(28)	—	(55)	—

Net income (loss)	3,921	5,328	(1,232)	9,249	(3,306)
Net income attributable to noncontrolling interests (6)	(831)	(1,130)	—	(1,961)	—

Net income (loss) attributable to QTS Realty Trust, Inc	3,090	4,198	(1,232)	7,288	(3,306)
Unrealized gain on swap (7)	127	105	140	232	212

Comprehensive income (loss)	$3,217	$4,303	$(1,092)	$7,520	$(3,094)

(1)	Other revenue – Includes straight line rent, sales of scrap metals and other unused materials and various other income items.
(2)	General and administrative expenses – Includes personnel costs, sales and marketing costs, professional fees, travel costs, and other corporate general and administrative expenses. General and administrative expenses were 22.3%, 22.0%, and 22.6% of total revenues for the three month periods ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively. General and administrative expenses were 22.2%, and 22.8% of total revenues for the six month periods ended June 30, 2014, and 2013, respectively.
(3)	Restructuring costs – For the three and six months ended June 30, 2014, the Company incurred $1.0 million in restructuring costs related to severance costs associated with various remote employees.
(4)	Transaction costs – For the three and six months ended June 30, 2014, we incurred $1.1 million and $1.2 million, respectively, in costs related to the examination of actual and potential acquisitions. There were no such costs incurred for the three and six months ended June 30, 2013.
(5)	Other income (expense), net – Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.
(6)	Noncontrolling interest – Concurrently with the completion of the initial public offering, QTS Realty Trust, Inc. consummated a series of transactions pursuant to which QTS became the sole general partner and majority owner of QualityTech, LP, which then became its operating partnership. Certain prior owners of QualityTech, LP retained 21.2% of ownership in the operating partnership.
(7)	Unrealized gain (loss) on swap – For derivative instruments that are accounted for as hedges, or for the effective portions of qualifying hedges, the change in fair value is recorded as unrealized gains (losses) on swap and is included in other comprehensive income (loss).

5 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Summary of Financial Data

(in thousands, except share, per share and operating portfolio statistics data)

Our financial and operating data for the three and six months ended June 30, 2014, three months ended March 31, 2014, and as of June 30, 2014 and December 31, 2013 is that of the Company. The financial data for the three and six months ended June 30, 2013, and as of June 30, 2013 is that of the Predecessor.

	Three Months Ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
Summary of Results	2014	2014	2013	2014	2013
Total revenue	$51,338	$48,943	$42,940	$100,281	$84,438
Net income (loss)	3,921	5,328	(1,232)	9,249	(3,306)

Other Data
FFO	$16,124	$17,192	$8,878	$33,316	$16,311
Operating FFO	18,369	17,256	11,057	35,625	19,588
Adjusted Operating FFO	18,714	17,732	9,773	36,446	18,133
Recognized MRR in the period	45,215	43,155	37,448	88,370	73,785
MRR (at period end)	16,035	14,574	12,743	16,035	12,743
EBITDA	19,973	20,660	15,091	40,633	30,376
Adjusted EBITDA	23,283	21,635	17,690	44,918	34,448
NOI	33,691	31,502	26,966	65,193	52,943
NOI as a % of revenue	65.6%	64.4%	62.8%	65.0%	62.7%
Adjusted EBITDA as a % of revenue	45.4%	44.2%	41.2%	44.8%	40.8%
Annualized ROIC	15.5%	15.8%	15.1%	15.2%	15.2%
General and administrative expenses as a % of revenue	22.3%	22.0%	22.6%	22.2%	22.8%

Balance Sheet Data	June 30, 2014	December 31, 2013
Real estate at cost	$1,061,149	$905,735
Net investment in real estate	903,947	768,010
Total assets	990,927	831,356
Credit facilities, mortgages payables, and capital leases	531,180	347,877
Debt to last quarter annualized Adjusted EBITDA *	5.7x	4.1x
Debt to Undepreciated real estate assets	50.1%	38.4%
Debt to Implied Enterprise Value	33.3%	27.6%

The debt balance includes the acquisition of the New Jersey facility of $75 million on June 30, 2014, however, adjusted EBITDA does not reflect the EBITDA impact associated with the acquisition. Assuming a projected $8 million of annualized adjusted EBITDA associated with the New Jersey acquisition and also adding the estimated total debt associated with the acquisition of the Chicago facility of $18 million, the resulting debt to adjusted EBITDA would be 5.4x.

Operating Portfolio Statistics	June 30, 2014 (1)	December 31, 2013
Built out square footage:
Raised floor	843,684	689,587
Leasable raised floor (2)	616,616	485,546
Leased raised floor	557,212	446,353

Total Raw Shell:
Total	4,652,949	3,779,519
Basis-of-design raised floor space (2)	2,097,373	1,804,777

Data center properties	12	10
Basis of design raised floor % developed	40.2%	38.2%
Data center % occupied	90.4%	91.9%

(1)	Includes the Chicago facility which was acquired after June 30, 2014.
(2)	See definition in Appendix.

6 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(in thousands)

Our financial data for the three and six months ended June 30, 2014, three months ended March 31, 2014, and as of June 30, 2014 and December 31, 2013 is that of the Company. The financial data for the three and six months ended June 30, 2013, and as of June 30, 2013 is that of the Predecessor.

NOTE: While undepreciated real estate assets and other net assets includes the basis of the recently acquired New Jersey property, the property’s NOI contribution is minimal as this acquisition closed on June 30, 2014. If the capital associated with this acquisition were excluded from the calculation below, the resulting Annualized ROIC would be 16.2% for the three months ended June 30, 2014 and 15.9% for the six months ended June 30, 2014.

Return on Invested Capital (ROIC)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
NOI (1)	$33,691	$31,502	$26,966	$65,193	$52,943
Annualized NOI	134,764	126,008	107,865	130,386	105,887

Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	868,746	795,423	713,508	860,141	697,967
Annualized ROIC	15.5%	15.8%	15.1%	15.2%	15.2%

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.0 million, $2.0 million and $1.7 million, for the three month periods ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively, and $4.0 million and $3.4 million for the six month periods ended June 30, 2014, and 2013, respectively.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of			As of
Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Real Estate Assets, net	$903,947	$809,065	$701,760	$903,947	$701,760
Less: Construction in progress	(183,516)	(182,699)	(120,036)	(183,516)	(120,036)
Plus: Accumulated depreciation	157,202	147,336	119,576	157,202	119,576
Plus: Other fixed assets, net	16,663	17,273	7,389	16,663	7,389
Plus: Acquired intangibles, net	19,554	4,413	7,721	19,554	7,721
Plus: Leasing Commissions, net	16,174	12,081	10,145	16,174	10,145

Total as of period end	$930,024	$807,469	$726,555	$930,024	$726,555

Average undepreciated real estate assets and other net assets as of reporting period (2)	$868,746	$795,423	$713,508	$860,141	$697,967

(2)	Calculated by using average quarterly balance of each account.

7 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Implied Enterprise Value

Implied Enterprise Value as of June 30, 2014:
Total Shares Outstanding:
Class A Common Stock	28,883,774
Class B Common Stock	133,000

Total Shares Outstanding	29,016,774
Units of Limited Partnership (1)	8,037,102
Options to purchase Class A Common Stock (2)	123,173

Fully Diluted Total Shares and Units of Limited Partnership outstanding as of June 30, 2014 (3)	37,177,049
Share price as of June 30, 2014	$28.63

Market equity capitalization (in thousands)	$1,064,379
Debt (in thousands)	531,180

Implied Enterprise Value (in thousands)	$1,595,559

(1)	Includes 240,102 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis
(2)	Represents options to purchase 123,173 shares of Class A Common Stock of QTS Realty Trust Inc. options representing the “in the money” value options on an “as if” converted basis.
(3)	Weighted average fully diluted shares and units for the three and six month periods ended June 30, 2014 were 37,009,746 and 36,934,210, respectively.

8 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Data Center Properties

(in thousands, except NRSF data)

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of June 30, 2014:

Property	Year Acquired (1)	Gross Square Feet (2)	Operating Net Rentable Square Feet (Operating NRSF) (3)				% Leased (7)	Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design NRSF	% Raised Floor
			Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total
Richmond, VA	2010	1,318,353	84,511	24,678	115,627	224,816	81.6%	$16,621,091	110	556,595	15.2%
Atlanta, GA (Metro)	2006	968,695	382,986	36,953	315,676	735,615	95.9%	$69,609,290	72	527,186	72.6%
Dallas, TX	2013	698,000	—	—	—	—	N/A %	$—	140	292,000	—%
New Jersey	2014	553,930	58,157	—	123,478	181,635	100.0%	$8,290,975	22	158,157	36.8%
Suwanee, GA	2005	369,822	160,422	5,981	99,943	266,346	79.8%	$45,388,851	36	214,422	74.8%
Santa Clara, CA**	2007	135,322	55,494	944	45,687	102,125	88.8%	$22,161,128	11	80,347	69.1%
Jersey City, NJ*	2006	122,448	31,503	14,208	41,901	87,612	78.0%	$11,202,107	6.7	52,744	59.7%
Sacramento, CA	2012	92,644	45,595	2,794	23,916	72,305	88.1%	$13,593,150	8.4	57,906	78.7%
Overland Park, KS*	2003	32,706	2,493	0	5,338	7,831	86.4%	$698,267	0.5	2,493	100.0%
Miami, FL	2008	30,029	19,887	0	6,592	26,479	59.8%	$4,619,400	4	19,887	100.0%
Wichita, KS	2005	14,000	2,636	2,854	8,510	14,000	100.0%	$239,220	1	2,636	100.0%

Total as of June 30, 2014		4,335,949	843,684	88,412	786,668	1,718,764	90.4%	$192,423,479	412	1,964,373	42.9%

Chicago, IL	2014	317,000	—	—	—	—	N/A %	$—	8	133,000	—%

Total		4,652,949	843,684	88,412	786,668	1,718,764	90.4%	$192,423,479	420	2,097,373	40.2%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year our initial lease commenced for the property.
(2)	With respect to our owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 169,468 square feet of QTS office and support space, which is not included in operating NRSF.
(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for our own office space.
(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.
(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(7)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced as of June 30, 2014 divided by leasable raised floor based on the current configuration of the properties (557,212 square feet as of June 30, 2014), expressed as a percentage.
(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from our C1, C2 and C3 rental activities and cloud and managed services, but excludes customer recoveries, deferred set up fees and other one-time and variable revenues. MRR does not include the impact from booked not billed contracts as of a particular date, unless otherwise specifically noted.
(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of June 30, 2014.

*	Represents facilities that we lease.
**	Subject to long term ground lease.

NOTE: Excludes our facility at Lenexa, Kansas, which is not an operating data center.

9 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in thousands, except NRSF data)

During the second quarter of 2014, approximately 45,000 square feet was placed in service. The under construction table below summarizes our outlook for development projects which we expect to complete by December 31, 2014 (in millions). The majority of capital in this plan is discretionary. In addition to the projects completed in the second quarter of 2014, this table reflects modifications to our capital plan as of June 30, 2014, relating to our plan to operate our facilities at higher efficiency levels and to better match new capacity with lease-up at each facility. In order to properly facilitate the needs of customers which have signed contracts, some capital for facilities such as Richmond and Dallas-Fort Worth which were previously forecasted to be placed in service in the second half of 2014 are now expected be placed into service during 2015.

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Dallas - Fort Worth	$41	$1	$42	Q3 2014
Richmond	17	1	18	Q3 2014
Sacramento	5	3	8	Q3 2014
Atlanta - Metro	1	4	5	Q3 2014
Atlanta - Suwanee	—	1	1	Q3 2014

Totals	$64	$10	$74

(1)	In addition to projects currently under construction, our near-term redevelopment projects are expected to be delivered in a modular manner, and we currently expect to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, our future redevelopment projects are within our discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and our estimation of the future market for data center space in each particular market.
(2)	Actual costs under construction through June 30, 2014. In addition to the $64 million of construction costs incurred through June 30, 2014 for redevelopment expected to be completed by December 31, 2014, as of June 30, 2014 we incurred approximately $120 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2014.
(3)	Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed our current basis of design.

10 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in thousands, except NRSF data)

The following redevelopment table presents an overview of our redevelopment pipeline, based on information as of June 30, 2014. This table shows our ability to increase our raised floor of 843,684 square feet by approximately 2.3 times to 2.0 million square feet as of June 30, 2014 and to over 2.1 million square feet when adjusted for the Chicago acquisition:

Raised Floor NRSF Overview as of June 30, 2014
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	84,511	11,042	461,042	556,595	111.1
Atlanta Metro	382,986	10,000	134,200	527,186	6.0
Dallas Fort Worth	—	26,000	266,000	292,000	15.0
New Jersey	58,157	—	100,000	158,157	65.0
Atlanta Suwanee	160,422	25,000	29,000	214,422	15.4
Santa Clara	55,494	—	24,853	80,347	—
Sacramento	45,595	9,000	3,311	57,906	—
Jersey City	31,503	—	21,241	52,744	—
Miami	19,887	—	—	19,887	—
Wichita	2,636	—	—	2,636	—
Overland Park	2,493	—	—	2,493	—

Totals as of June 30, 2014	843,684	81,042	1,039,647	1,964,373	212.5

Chicago	—	—	133,000	133,000	23.0

Totals as of June 30, 2014	843,684	81,042	1,172,647	2,097,373	235.5

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2014.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or after December 31, 2014.
(3)	The total cost basis of adjacent land, excluding Chicago, which is land available for the future development, is approximately $10 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any buildout on the adjacent land.

11 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(in thousands, except NRSF data)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense of taxable REIT subsidiaries, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
Net Operating Income (NOI)
Net income (loss)	$3,921	$5,328	$(1,232)	$9,249	$(3,306)
Interest expense	2,208	2,065	5,084	4,273	11,634
Interest income	—	(8)	(7)	(8)	(13)
Depreciation and amortization	13,817	13,247	11,246	27,064	22,061
Write off of unamortized deferred finance costs	110	—	2,179	110	3,277
Tax expense of taxable REIT subsidiaries	27	28	—	55	—
Restructuring costs	1,046	—	—	1,046	—
Transaction costs	1,089	64	—	1,153	—
General and administrative expenses	11,473	10,778	9,696	22,251	19,290

NOI (1)	$33,691	$31,502	$26,966	$65,193	$52,943

Breakdown of NOI by facility:
Atlanta-Metro data center	$15,194	$14,402	$12,816	$29,596	$25,000
Atlanta-Suwanee data center	8,578	8,174	6,644	16,752	13,428
Santa Clara data center	3,318	2,730	2,751	6,048	5,498
Richmond data center	3,339	3,047	2,412	6,386	4,679
Sacramento data center	2,339	2,324	1,962	4,663	3,886
Other data centers	923	825	381	1,748	452

NOI (1)	$33,691	$31,502	$26,966	$65,193	$52,943

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.0 million, $2.0 million and $1.7 million, for the three month periods ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively, and $4.0 million and $3.4 million for the six month periods ended June 30, 2014, and 2013, respectively.

Capital expenditures related to real estate assets are summarized as follows:

	Real Estate Capital Expenditures (1)
	Three Months Ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Redevelopment	$46,195	$25,193	$92,519	$56,867
Acquisitions (2)	53,550	—	53,550	21,173
Maintenance capital expenditures	22	989	95	1,748
Other capitalized costs	4,981	3,727	9,249	6,720

Total capital expenditures	$104,748	$29,909	$155,413	$86,508

(1)	Does not include capitalized leasing commissions included in deferred costs, acquired intangibles or other management-related fixed assets included in other assets.
(2)	Reflects real estate asset portion of preliminary purchase price allocation associated with this New Jersey acquisition on June 30, 2014. Additional purchase price consideration is included in intangible assets.

12 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

(in thousands)

The mix of sales has significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. QTS rate performance will vary quarter to quarter based on the mix of deals sold – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, but not renewals where square footage remained consistent before and after renewal (See renewal table on page 14 for such renewals). Please note that leasing activities discussed below do not include the lease associated with the acquisition of the New Jersey facility which was completed on June 30, 2014.

During the second quarter of 2014, the Company signed 335 new and modified leases aggregating to $21.7 million of annualized rent which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $17.7 million in incremental annualized rent. In addition, given the magnitude of C1 leases, the average new C1 and C2/C3 lease rates executed during the quarter are higher than the trailing four quarter average for the respective products. The average rent per square foot was approximately $329 per square foot which compares to a trailing four quarter average rate per square foot of approximately $572. The lower rate per square foot is attributable to the significance of C1 leases executed (see table below).

Annualized Rent of New and Modified Leases represent total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period		Number of Leases	Total Leased sq ft		Annualized Rent per Leased sq ft		Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades

New/modified leases signed – Total	Q2 2014		335	66,009		$329		$21,688,736	$17,717,391
	P4QA	*	323	23,429		572		13,410,593	9,080,620
	Q1 2014		301	12,793	**	1,055	**	13,492,159	10,514,660
	Q4 2013		285	40,632		351		14,241,606	9,252,764
	Q3 2013		351	23,138		566		13,086,021	8,230,201
	Q2 2013		355	17,151		748		12,822,584	8,324,853

New/modified leases signed – C1	Q2 2014		7	59,340		$230		$13,633,836
	P4QA	*	13	13,648		221		3,022,198
	Q1 2014		14	872		753		656,784
	Q4 2013		15	34,354		187		6,434,898
	Q3 2013		11	11,446		235		2,695,290
	Q2 2013		11	7,920		291		2,301,818

New/modified leases signed – C2/C3	Q2 2014		328	6,669		$1,208		$8,054,900
	P4QA	*	310	9,781		1,062		10,388,387
	Q1 2014		287	11,921	**	1,077	**	12,835,341
	Q4 2013		270	6,278		1,244		7,806,708
	Q3 2013		340	11,692		889		10,390,731
	Q2 2013		344	9,231		1,140		10,520,766

*	Average of prior 4 quarters
**	Prior quarter numbers slighlty adjusted to reflect square footage modification.

Note: Figures above do not include cost recoveries. In general, C1 customers reimburse QTS for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for the C2/C3 customers includes the recovery of such operating costs.

The following table outlines the booked-not-billed (“BNB”) balance as of June 30, 2014 and how that will affect revenue in 2014 and subsequent years:

Booked-not-billed (“BNB”)	2014	2015	Thereafter	Total
MRR	$1,128,471	$1,132,958	$1,159,169	$3,420,598
Incremental revenue	4,697,899	7,119,901	13,910,026
Annualized revenue	13,541,647	13,595,502	13,910,026	41,047,175

We estimate the cost to provide the space, power, connectivity and other service to the customer contracts which had not billed as of June 30, 2014 would be approximately $45 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other service provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

13 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and Rental Churn

(in thousands)

The mix of sales has significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. QTS’ rate performance will vary quarter to quarter based on the mix of deals sold – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with our 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, we include only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the second quarter of 2014 was 1.0% higher than the rates for those customers immediately prior to renewal. The actual change in the second quarter of 2014 renewal rates compares to a prior four quarter average increase of 3.1%. Year to date 2014 average renewal rate increase is 4.0% which compares favorably to full-year 2013 average that was effectively flat (-0.2%).

There were no C1 renewals in the second quarter of 2014. C2/C3 rates were up 1.0% in the second quarter of 2014 and up 4.2% over preceding four quarters. Year to date 2014 C2/C3 average renewal rate increase is 4.2% which compares favorably to full year 2013 C2/C3 average that was down slightly (-0.6%).

Rental Churn (which we define as MRR lost to complete termination of customer services in a given period compared to total MRR at the beginning of the period) for the second quarter of 2014 was 1.9%.

	Period		Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change (1)
Renewed Leases – Total	Q2 2014		74	10,199	$735	$7,495,879	1.0%
	P4QA	*	55	6,220	817	5,002,842	3.1%
	Q1 2014		56	6,558	770	5,049,624	8.9%
	Q4 2013		50	3,795	922	3,497,992	-1.1%
	Q3 2013		47	6,812	783	5,335,293	8.0%
	Q2 2013		68	7,713	795	6,128,460	-1.8%

Renewed Leases – C1	Q2 2014		0	—	$—	$—	0.0%
	P4QA	*	2	2,810	389	1,118,703	4.9%
	Q1 2014		1	2,500	301	753,240	0.0%
	Q4 2013		0	—	—	—	0.0%
	Q3 2013		2	3,119	476	1,484,166	8.3%
	Q2 2013		0	—	—	—	0.0%

Renewed Leases – C2/C3	Q2 2014		74	10,199	$735	$7,495,879	1.0%
	P4QA	*	55	4,815	954	4,443,491	4.2%
	Q1 2014		55	4,058	1,059	4,296,384	10.6%
	Q4 2013		50	3,795	922	3,497,992	-1.1%
	Q3 2013		45	3,693	1,043	3,851,127	8.0%
	Q2 2013		68	7,713	795	6,128,460	-1.8%

*	Average of prior 4 quarters
(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

14 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

(in thousands)

The mix of sales across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. QTS’ rate performance will vary quarter to quarter based on the mix of deals sold. C1 Custom Data Center, C2 Colocation , and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. Please note that leasing activities discussed below do not include acquisition of the New Jersey which was completed on June 30, 2014.

During the second quarter of 2014, we commenced customer leases (which includes both new customers and existing customers that extended their lease terms) representing approximately $19.2 million of annualized rent at $584 per square foot. This compares to customer leases representing an aggregate trailing four quarter average of approximately $19.2 million of annualized rent at $365 per square foot. The trailing four-quarter average rates reflect the impact of significant C1 lease commencements (higher volume at lower rates).

Initial commencements from a large C1 deal booked in the second quarter of 2013 impacted average C1 commencement rates for the trailing four quarters as well as the second quarter of 2014. Pricing for this strategic customer reflects the unique power commitment and lease size.

C2/C3 average commencement rate for the second quarter of 2014 was $1,358, reflecting large C3 bookings from first quarter 2014 that commenced billing, versus the trailing four quarter average of $1,040 which included several large C2 commencements. Related metrics reflect the presence of these large C2 commencements and their larger footprint pricing economics as seen in higher leased square feet in Q3-Q4 2013. For second quarter 2014, new MRR totaled $1.2 million ($14.7 million annualized) versus trailing average of $1.1 million ($13.0 million annualized).

	Period		Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced – Total	Q2 2014		421	32,838	$584	$19,172,568
	P4QA	*	367	52,618	365	19,214,638
	Q1 2014		307	21,941	558	12,246,796
	Q4 2013		356	99,123	280	27,714,462
	Q3 2013		417	72,516	324	23,524,566
	Q2 2013		387	16,891	792	13,372,729

Leases commenced – C1	Q2 2014		33	22,023	$203	$4,480,666
	P4QA	*	27	40,145	156	6,248,834
	Q1 2014		22	11,394	130	1,480,149
	Q4 2013		25	85,533	158	13,536,139
	Q3 2013		31	56,878	152	8,635,316
	Q2 2013		29	6,775	198	1,343,731

Leases commenced – C2/C3	Q2 2014		388	10,815	$1,358	$14,691,902
	P4QA	*	340	12,473	1,040	12,965,805
	Q1 2014		285	10,547	1,021	10,766,647
	Q4 2013		331	13,590	1,043	14,178,324
	Q3 2013		386	15,638	952	14,889,250
	Q2 2013		358	10,116	1,189	12,028,998

*	Average of prior 4 quarters

15 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2016 and beyond. C2/C3 leases are typically 3 years in duration, thus the majority of C2/C3 lease expirations are in 2014, 2015 and 2016. The following table sets forth a summary schedule of the lease expirations as of June 30, 2014 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration (1)	Number of Leases Expiring (2)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (3)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to- Month (4)	326	18,385	3%	13,661,874	7%	1%	5%	1%
2014	492	18,771	3%	17,373,088	9%	1%	6%	2%
2015	842	51,568	9%	40,860,991	21%	2%	18%	1%
2016	726	66,919	12%	35,915,360	19%	6%	12%	1%
2017	252	61,127	11%	24,913,775	13%	7%	4%	2%
2018	127	235,904	42%	36,651,657	19%	17%	2%	0%
After 2018	76	103,946	20%	23,046,732	12%	10%	1%	1%

Portfolio Total	2,841	556,620	100%	$192,423,479	100%	44%	48%	8%

(1)	Does not include data for leases expiring in a particular year when leases for the same space have already been signed with replacement customers with future commencement dates. In those cases, the data is included in the year in which the future lease expires.
(2)	Represents each agreement with a customer signed as of June 30, 2014 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(3)	Annualized rent is presented for leases commenced as of June 30, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(4)	Consists of customers whose leases expired prior to June 30, 2014 and have continued on a month-to-month basis.

16 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Largest Customers

As of June 30, 2014, the Company’s portfolio was leased to over 800 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of June 30, 2014:

Principal Customer Industry	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	1	$15,372,137	8.0%	52
Internet	1	9,644,400	5.0%	52
Information Technology	1	8,290,975	4.3%	120
Financial Services	1	4,318,740	2.2%	31
Financial Services	1	4,200,045	2.2%	13
Professional Services	1	3,274,860	1.7%	11
Financial Services	2	3,244,109	1.7%	42
Internet	2	3,239,749	1.7%	8
Information Technology	1	3,175,608	1.7%	20
Information Technology	2	3,139,770	1.6%	13

Total / Weighted Average		$57,900,393	30.1%	48

(1)	Annualized rent is presented for leases commenced as of June 30, 2014. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of June 30, 2014.

17 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of June 30, 2014:

The following table sets forth information relating to the industry segmentation as of December 31, 2013:

18 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of June 30, 2014:

(1)	As of June 30, 2014, C1 customers renting over 6,600 square feet represented $46.1 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,600 square feet represented $22.1 million of annualized C1 MRR and C1 customers renting below 3,300 square feet represented $16.3 million of annualized C1 MRR. As of June 30, 2014, C1 customers’ median used square footage was 3,523 square feet.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2013:

(1)	As of December 31, 2013, C1 customers renting over 6,600 square feet represented $34.5 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,600 square feet represented $19.4 million of annualized C1 MRR and C1 customers renting below 3,300 square feet represented $14.3 million of annualized C1 MRR. As of December 31, 2013, C1 customers’ median used square footage was 3,271 square feet.

19 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	June 30, 2014	December 31, 2013
Unsecured Credit Facility	$439,000	$256,500
Richmond Credit Facility	70,000	70,000
Atlanta-Metro Equipment Loan	17,739	18,839

Total (1)	$526,739	$345,339

(1)	Exclusive of capital lease obligations which totaled $4.4 million and $2.5 million as of June 30, 2014 and December 31, 2013, respectively.

As of June 30, 2014

Debt instruments	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Credit Facility (1)	$—	$—	$—	$214,000	$225,000	$—	$439,000
Richmond Credit Facility	—	—	—	—	—	70,000	70,000
Atlanta-Metro Equipment Loan	1,139	2,397	2,567	2,748	2,943	5,945	17,739

Total	$1,139	$2,397	$2,567	$216,748	$227,943	$75,945	$526,739

(1)	Revolving portion of the Unsecured Credit Facility has a stated maturity of May 1, 2017 with an option to extend for one additional year.

On July 23, 2014, the Company closed on its offering of $300 million of unsecured 5.875% Senior Notes due 2022 (“the Notes”). The Notes have an interest rate of 5.875% per annum and were issued at a price equal to 99.211% of their face value. If the net proceeds from that issuance were applied to the debt outstanding as of June 30, 2014, QTS’ debt maturity schedule would appear as follows:

As of June 30, 2014

Debt instruments	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Credit Facility (1)	$—	$—	$—	$—	$150,000	$—	$150,000
Senior Notes	—	—	—	—	—	297,633	297,633
Richmond Credit Facility	—	—	—	—	—	70,000	70,000
Atlanta-Metro Equipment Loan	1,139	2,397	2,567	2,748	2,943	5,945	17,739

Total	$1,139	$2,397	$2,567	$2,748	$152,943	$373,578	$535,372

(1)	Revolving portion of the Unsecured Credit Facility has a stated maturity of May 1, 2017 with an option to extend for one additional year.

20 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Interest Summary

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Interest expense and fees	$3,247	$2,911	$5,355	$6,158	$11,869
Swap interest	163	161	151	324	234
Amortization of deferred financing costs	621	582	693	1,203	1,605
Capitalized interest (1)	(1,823)	(1,589)	(1,115)	(3,412)	(2,074)

Total interest expense	$2,208	$2,065	$5,084	$4,273	$11,634

(1)	The weighted average interest rate for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013 was 3.47%, 3.75%, and 4.36%, respectively. As of June 30, 2014 and December 31, 2013 our weighted average coupon interest rate was 2.41% and 2.90%, respectively.

21 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) EBITDA; and (6) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance and liquidity. FFO, Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; Small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

22 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

Historical Predecessor. Refers to QualityTech, LP, our operating partnership.

FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations, or FFO, to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance and liquidity, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-recurring and often non-cash charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations “Adjusted Operating FFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. Adjusted Operating FFO is used by the Company as a basis to address cash flow and its ability to fund its dividend payments. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non- real estate depreciation, straight line rent adjustments, and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance and liquidity with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance

23 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance and liquidity is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including our ability to make distributions to our stockholders.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
FFO
Net income (loss)	$3,921	$5,328	$(1,232)	$9,249	$(3,306)
Real estate depreciation and amortization	12,203	11,864	10,110	24,067	19,617

FFO	16,124	17,192	8,878	33,316	16,311

Write off of unamortized deferred finance costs	110	—	2,179	110	3,277
Restructuring costs	1,046	—	—	1,046	—
Transaction costs	1,089	64	—	1,153	—

Operating FFO *	18,369	17,256	11,057	35,625	19,588

Maintenance Capex	(22)	(73)	(989)	(95)	(1,748)
Leasing Commissions paid	(2,839)	(2,249)	(2,545)	(5,088)	(4,515)
Amortization of deferred financing costs	621	582	693	1,203	1,605
Non real estate depreciation and amortization	1,616	1,382	1,136	2,998	2,444
Straight line rent revenue	(170)	(152)	(85)	(322)	(199)
Straight line rent expense	74	75	86	149	163
Equity-based compensation expense	1,065	911	420	1,976	795

Adjusted Operating FFO *	$18,714	$17,732	$9,773	$36,446	$18,133

*	The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues.

24 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
Recognized MRR in the period
Total period revenues (GAAP basis)	$51,338	$48,943	$42,940	$100,281	$84,438
Less: Total period recoveries	(3,852)	(3,691)	(3,456)	(7,543)	(6,322)
Total period deferred setup fees	(1,164)	(1,219)	(1,126)	(2,383)	(2,188)
Total period other	(1,107)	(878)	(910)	(1,985)	(2,143)

Recognized MRR in the period	45,215	43,155	37,448	88,370	73,785

MRR at period end
Total period revenues (GAAP basis)	$51,338	$48,943	$42,940	$100,281	$84,438
Less: Total revenues excluding last month	(34,000)	(32,551)	(28,304)	(82,943)	(69,802)

Total revenues for last month of period	17,338	16,392	14,636	17,338	14,636
Less: Last month recoveries	(1,464)	(1,136)	(1,224)	(1,464)	(1,224)
Last month deferred setup fees	(421)	(410)	(391)	(421)	(391)
Last month other	582	(272)	(278)	582	(278)

MRR at period end	$16,035	$14,574	$12,743	$16,035	$12,743

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

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In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding unamortized deferred financing costs, gains on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain (loss) on legal settlement and gain on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet our cash needs, including our ability to make distributions to our stockholders.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
EBITDA and Adjusted EBITDA
Net income (loss)	$3,921	$5,328	$(1,232)	$9,249	$(3,306)
Interest expense	2,208	2,065	5,084	4,273	11,634
Interest income	—	(8)	(7)	(8)	(13)
Tax expense of taxable REIT subsidiaries	27	28	—	55	—
Depreciation and amortization	13,817	13,247	11,246	27,064	22,061

EBITDA	19,973	20,660	15,091	40,633	30,376

Write off of unamortized deferred finance costs	110	—	2,179	110	3,277
Equity-based compensation expense	1,065	911	420	1,976	795
Restructuring costs	1,046	—	—	1,046	—
Transaction costs	1,089	64	—	1,153	—

Adjusted EBITDA	$23,283	$21,635	$17,690	$44,918	$34,448

Net Operating Income (NOI)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, tax expense of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
Net Operating Income (NOI)
Net income (loss)	$3,921	$5,328	$(1,232)	$9,249	$(3,306)
Interest expense	2,208	2,065	5,084	4,273	11,634
Interest income	—	(8)	(7)	(8)	(13)
Depreciation and amortization	13,817	13,247	11,246	27,064	22,061
Write off of unamortized deferred finance costs	110	—	2,179	110	3,277
Tax expense of taxable REIT subsidiaries	27	28	—	55	—
Restructuring costs	1,046	—	—	1,046	—
Transaction costs	1,089	64	—	1,153	—
General and administrative expenses	11,473	10,778	9,696	22,251	19,290

NOI (1)	$33,691	$31,502	$26,966	$65,193	$52,943

Breakdown of NOI by facility:
Atlanta-Metro data center	$15,194	$14,402	$12,816	$29,596	$25,000
Atlanta-Suwanee data center	8,578	8,174	6,644	16,752	13,428
Santa Clara data center	3,318	2,730	2,751	6,048	5,498
Richmond data center	3,339	3,047	2,412	6,386	4,679
Sacramento data center	2,339	2,324	1,962	4,663	3,886
Other data centers	923	825	381	1,748	452

NOI (1)	$33,691	$31,502	$26,966	$65,193	$52,943

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.0 million, $2.0 million and $1.7 million, for the three month periods ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively, and $4.0 million and $3.4 million for the six month periods ended June 30, 2014, and 2013, respectively.

26 QTS Q2 Earnings 2014	Contact: IR@qtsdatacenters.com